Exhibit 32.6

CERTIFICATION PURSUANT TO

18 U.S.C.§1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of the Equinox Frontier Heritage Fund, a Series of Equinox Frontier Funds on Form 10-Q for the period ended March 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Frontier Masters Series.

/s/ Robert J. Enck
Robert J. Enck
President and Chief Executive Officer of Equinox Fund Management, LLC, the Managing Owner of the Equinox Frontier Heritage Fund, a Series of Equinox Frontier Funds

/s/ Vance Sanders
Vance Sanders
Chief Financial Officer of Equinox Fund Management, LLC, the Managing Owner of the Equinox Frontier Heritage Fund, a Series of Equinox Frontier Funds

Date: May 15, 2014